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                                [BAKER & BOTTS]



                                January 23, 1996


                                                                     EXHIBIT 5.1
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TCI Communications, Inc.
TCI Communications Financing I
TCI Communications Financing II
TCI Communications Financing III
TCI Communications Financing IV
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Dear Sirs:

     As counsel for TCI Communications, Inc., a Delaware corporation (the "Company"), and TCI Communications Financing I, TCI Communications Financing II, TCI Communications Financing III, and TCI Communications Financing IV, each a Delaware business trust (collectively the "Trusts"), we have examined and are familiar with the Registration Statement on Form S-3, File No. 33-64525, filed by the Company and the Trusts under the Securities Act of 1933, as amended (the "Securities Act"), on November 22, 1995, as amended by Amendment No.s 1 and 2 (as so amended, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of the offer and sale of
(i) subordinated debt securities of the Company (the "Subordinated Debt Securities"), (ii) Preferred Securities of the Trusts (the "Preferred Securities"), (ii) guarantees of the Preferred Securities, as set forth in four Preferred Securities Guarantee Agreements (the "Guarantees") to be entered into by the Company on behalf of the holders of the Preferred Securities and (iv) certain back-up undertakings of the Company in connection with the Preferred Securities, such securities to have an aggregate public offering price not to exceed $1,000,000,000.

     As described in the Registration Statement, the Company may offer Subordinated Debt Securities in series under an Indenture (the "Indenture") to be entered into by the Company with The Bank of New York, as Trustee (the "Debt Trustee"). Each Trust that issues Preferred Securities will use the gross proceeds from such Preferred Securities and from the sale of its common securities to purchase an issue of Subordinated Debt Securities from the Company. In connection therewith, the Company will enter into a Preferred Securities Guarantee Agreement (a "Preferred Securities Guarantee Agreement") with The Bank of New York, as Trustee (the "Preferred Securities Trustee"), pursuant to which the Company will guarantee the Preferred Securities issued by a Trust to the extent set forth in such Preferred Securities Guarantee

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January 23, 1996
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Agreement.  We have participated in the preparation and qualification of each
Preferred Securities Guarantee Agreement and the Indenture under the Trust Indenture Act of 1939, as amended.

     In connection herewith, we have examined, among other things, (i) the Certificates of Trust of the Trusts, all filed with the Delaware Secretary of State on November 21, 1995; (ii) the Declarations of Trust of the Trusts, all dated as of November 21, 1995; (iii) the forms of Amended Declarations of Trust of the Trusts, which will be entered into prior to the closing of the offering of the Preferred Securities of each Trust described in the Registration Statement and will supersede the Declarations of Trust; (iv) a form of the Purchase Agreement to be entered into by each Trust, the Company and the underwriters for the offering of the Preferred Securities to be offered by such Trust (the "Underwriting Agreement"); (v) originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company; (vi) records of proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement, the authorization of the Indenture and the Guarantees and related matters; (vii) the Registration Statement; (viii) the form of Indenture and First Supplemental Indenture filed as exhibits to the Registration Statement;
(ix) the form of Preferred Securities Guarantee Agreement with respect to the Preferred Securities of each Trust filed as an exhibit to the Registration Statement; and (x) such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers or trustees, as appropriate, of the Company and the Trusts, respectively, as to factual matters.

     In rendering the opinions expressed herein, we have assumed (1) the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies, (2) that the signatures on all documents examined by us are genuine, (3) that upon the execution of the Indenture by the Debt Trustee such Indenture will be a valid and binding obligation of the Debt Trustee and (4) that upon the execution of a Preferred Securities Guarantee Agreement by the Preferred Securities Trustee such Preferred Securities Guarantee Agreement will be a valid and binding obligation of the Preferred Securities Trustee.

     Based upon the foregoing, we are of the opinion that:
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January 23, 1996
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               1. Each series of Subordinated Debt Securities, when (i) issued under the Indenture (assuming (A) the due execution of the Indenture by the Company and the Debt Trustee and (B) the creation of such series of Subordinated Debt Securities in accordance with the provisions of Sections
     2.01 and 2.02 of the Indenture), (ii) executed and authenticated in accordance with the terms of the Indenture and (iii) delivered to and paid for by a Trust as contemplated by the base prospectus included in the Registration Statement, will be legal, valid and binding obligations of the Company, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

               2. The Guarantees issued with respect to the Preferred Securities issued by each Trust, when (i) the Preferred Securities Guarantee Agreement that sets forth the terms of such Guarantees are executed by the Company and the Preferred Securities Trustee and (ii) such Guarantees and the related Preferred Securities are delivered pursuant to the Underwriting Agreement and paid for by the underwriters named therein in accordance with the terms thereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with the terms of the applicable Preferred Securities Guarantee Agreement, except
     (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          The opinions expressed herein are limited to the laws of the State of New York, Delaware corporate law and the Federal laws of the United States of America. The opinions expressed herein are rendered solely for your benefit and may not be furnished or quoted to, or relied upon by, any other person, for any purpose, without our prior written consent.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose
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January 23, 1996
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consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          As you are aware, Jerome H. Kern, a partner of this Firm, is a director of the Tele-Communications, Inc., a Delaware corporation which owns all of the common stock of the Company.

                                    Very truly yours,

                                    /s/ Baker & Botts, L.L.P.
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                                    BAKER & BOTTS, L.L.P.